UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Progressive Drive, Columbus Grove, Ohio 45830-1241
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Company’s Board of Directors appointed Stacy A. Cox, age 51, to the position of Chief Financial Officer of United Bancshares, Inc. (the “Company”). Ms. Cox will also be appointed to the positions of Executive Vice President and CFO of the Company’s wholly-owned bank subsidiary, The Union Bank Company (the “Bank”). These appointments are set to go into effect on February 19, 2019, which date coincides with the transition of Daniel J. Lucke, the Company’s current Chief Financial Officer, to the position of Controller of the Bank.

Ms. Cox earned her Bachelor of Science in Business Administration from Heidelberg University, Tiffin, Ohio and her Masters of Business Administration from the University of Nebraska, Lincoln, with dual specializations in Accounting and International Business. She has two graduate banking degrees, one from the BAI Graduate School of Banking at Vanderbilt University and the second from Stonier Graduate School of Banking at Wharton Business School. Ms. Cox served as Senior Vice President, Operations, for Huntington National Bank from 1992 to 2008. In 2008, Ms. Cox accepted the position of Vice President, Core Banking Operations and Information Technology, with First National Bank Omaha, where she served until taking the positions of Chief Operations Officer and Chief Risk Officer with Croghan Colonial Bank, Fremont, Ohio, positions which she has continuously held until her current appointment.

Effective February 19, 2019, the Company entered into a Change in Control Agreement (the “Agreement”) with Ms. Cox pursuant to which she will be entitled to receive 1.5 times her “Base Amount,” as that term is defined under the Agreement, (and subject to certain potential tax-related adjustments) if she remains employed by the Company on the date of closing of any transaction constituting a “Change in Control,” as defined therein, or in connection with certain terminations of employment within the 90-day period immediately preceding a Change in Control. A copy of the Agreement is attached hereto as Exhibit 10.1. The Company has not entered into any additional written employment arrangement with Ms. Cox regarding this appointment. Ms. Cox will receive a cash signing bonus of $10,000 along with a base salary of $185,000 per year and will also be eligible for discretionary annual cash bonuses, stock option awards under the Company’s 2016 Stock Option Plan, and discretionary and matching contributions to the Company’s Employee Stock Ownership Plan. She will also be entitled to receive other employee benefits generally available to all employees of the Company and the Bank, including participation in medical plans and the Company’s Employee Stock Purchase Plan.

Effective February 19, 2019, Daniel J. Lucke, 49, will transition from his current position as the Company’s CFO to his new position as the Bank’s Controller.  Mr. Lucke has effectively served as the CFO of the Company and Vice President and CFO of the Bank since the second quarter of 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Change in Control Agreement between United Bancshares, Inc. and Stacy A. Cox, dated February 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

UNITED BANCSHARES, INC.

Date: February 19, 2019	By:	/s/ Brian D. Young
Brian D. Young
President and Chief Executive Officer